EXHIBIT 99.1

                             2002 STOCK OPTION PLAN
                                       OF
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.


         1.       ESTABLISHMENT AND PURPOSE

The purpose of this 2002 Stock Option Plan (the "Plan") is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

                  Capitalized terms are defined in SECTION 12 hereunder.

         2.       ADMINISTRATION

                  a. COMMITTEES OF THE BOARD OF DIRECTORS. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

                  b. AUTHORITY OF THE BOARD OF DIRECTORS. Subject to the provisions of the Plan, the Board of Directors shall have the full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

                  c. INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions and determinations.

         3.       ELIGIBILITY.

                  a. GENERAL RULE. Only Employees, Outside Directors and Consultants shall be eligible for the grant Options or the direct award or sale of Shares. Only Employees designated by an officer of the Company or a Committee shall be eligible for the grant of ISOs.

                  b. TEN PERCENT STOCKHOLDERS. An individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the per Share Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection
(b), in determining stock ownership, the attribution rules of Section 424 (d) of the Code shall be applied.




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         4. STOCK SUBJECT TO PLAN.

                  a. BASIC LIMITATION. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall initially be 1 million Shares, and may thereafter be increased, but only so long as such increase does not result in the aggregate number of Shares exceeding fifteen percent (15%) of the then outstanding capital stock of the Company, subject to adjustment pursuant to
SECTION 8 hereunder. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

                  b. ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event the Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise if ISOs shall initially be 1 million Shares, and may thereafter be increased, but only so long as such increase does not result in the aggregate number of Shares exceeding fifteen percent (15%) of the then outstanding capital stock of the Company, subject to adjustment pursuant to SECTION 8 and 11(B) hereunder.

         5. TERMS AND CONDITIONS OF AWARDS OR SALES.

                  a. STOCK PURCHASE AGREEMENT. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

                  b. DURATION OF OFFERS AND NONTRANSFERABILITY OF RIGHTS. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within thirty (30) days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

                  c. PURCHASE PRICE. The Purchase Price of Shares to be offered under the Plan, if newly issued, shall not be less than the par value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Board of Directors at its sole discretion but shall no be less than [ONE HUNDRED (100%)] of the Fair Market Value of a Share as of the date the Option is granted. The Purchase Price shall be payable in a form described in
SECTION 7 hereunder.

                  d. WITHHOLDING TAXES. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any withholding requirements.

                  e. RESTRICTIONS ON TRANSFER OF SHARES. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

                  f. ACCELERATED VESTING. Unless the applicable Stock Purchase Agreement provides otherwise, any right to repurchase a Purchaser's Shares at the original Purchase Price (if any) upon termination of the Purchaser's Service shall lapse and all of such Shares shall become vested if the Company is subject to a Change in Control before the Purchaser's Service terminates. A Stock Purchase Agreement may also provide for accelerated vesting in the event of the Optionee's death or disability or other events.

         6. TERMS AND CONDITIONS OF OPTIONS.

                  a. STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.



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                  b. NUMBER OF SHARES. Each Stock Option Agreements shall
specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with SECTION 8 hereunder. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

                  c. EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less that 100% of the Fair Market Value of a Share on the date of the ISO grant, and a higher percentage pursuant to SECTION 3(B) hereunder. The Exercise Price on a Nonstatutory Option to purchase newly issued Shares shall not be less than the par value of such Shares. Subject to the preceding two sentences, the Exercise Price under an Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in accordance with SECTION 7 hereunder.

                  d. WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligation that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

                  e. EXERCISABILITY. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of a Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

                  f. ACCELERATED EXERCISABILITY. Unless the applicable Stock Option Agreement provides otherwise, all of an Optionee's Options shall become exercisable in full if (i) the Company is subject to a Change in Control before the Optionee's service terminates, (ii) such Options do not remain outstanding,
(iii) such Options are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options. A Stock Option Agreement may also provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events.

                  g. BASIC TERM. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and in the case of an ISO a shorter term may be required by SECTION 3(B) hereunder. Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service or death.

                  h. NONTRANSFERABILITY. No option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's legal guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                  i. NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

                  j. MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Board of Directors may modify or extend outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without consent of the Optionee, impair the Optionee's right or increase the Optionee's obligations under such Option.

                  k. RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions or other limitations as the Board of Directors may determine. Such restrictions shall be set forth in applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.



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         7. PAYMENT OF SHARES.

                  a. GENERAL RULE. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this
SECTION 7 hereunder.

                  b. SURRENDER OF STOCK. To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid in surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payments to the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

                  c. SERVICES RENDERED. At the discretion of the Board of Directors, Shares may be awarded under the Pan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award. At the discretion of the Board of Directors, Shares may also be awarded under the Plan in consideration if services to be rendered to the Company, a Parent or Subsidiary after the award, except that the par value of such Shares, if newly issued, shall be paid in cash or cash equivalents.

                  d. OMIT

                  e. EXERCISE/SALE. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made in full or in part by the delivery (on a form prescribed by the Company) or an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceed to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                  g. TERMINATION OF OPTIONS. In the event an employee/director or consultant who is an optionee is terminated for cause all options that have been granted to that individual that have not been exercised shall lapse regardless of whether said options are vested or unvested.

         8.       ADJUSTMENT OF SHARES.

                  a. GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make proportionate and appropriate adjustments in one or more (I) the number of shares available for future grants under SECTION 4 hereunder, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

                  b. MERGERS AND CONSOLIDATION. In the event that the Company is party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionee's consent, may provide for:

                             i) The continuation of such outstanding Option by
the Company (if the Company is the surviving corporation);

                             ii) The assumption of the Plan and such outstanding
Options by the surviving corporation or its parent; or

                             iii) The substitution by the surviving corporation
or its parent of options with substantially the same terms for such outstanding Options.


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                  c. RESERVATION OF RIGHTS. Except as provided in this SECTION 8 hereunder, an Optionee or Purchaser shall have no rights by reason of (I) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Unless otherwise set forth in an Optionee's Stock Option Agreement, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         9.       SECURITIES LAW REQUIREMENTS.

                  Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act or 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

         10.      NO RETENTION RIGHTS.

                  Nothing in the Plan or in any right or Option granted under the plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or other wise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchase or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

         11.      DURATION AND AMENDMENTS.

                  a. TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The Plan shall terminate automatically 10 years after is adoption by the Board of Directors and may be determined on any earlier date pursuant to SECTION 11(B) hereunder.

                  b. RIGHT TO AMEND TO AMEND OR TERMINATE THE PLAN. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; PROVIDED, HOWEVER, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in SECTION 8 hereunder) or which changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's stockholders.

                  c. EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall to affect any Share previously issued or any Option granted under the Plan.

         12.      DEFINITIONS.

                  a. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

                  b. "CAUSE" for termination of Purchaser's or Optionee's employment shall exist (I) if Purchaser or Optionee is convicted of, plead guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) if Purchaser of Optionee has engaged in a dishonest act to the material damage or prejudice of the Company, (iii) if Purchase or Optionee engages in any business activity reasonably deemed by the Board of Directors to be competitive with the Company, or (iv) Purchaser or Optionee willfully breaches or habitually neglects the duties he is required to perform hereunder, or performs such duties in a negligent manner. Notwithstanding the foregoing, in the event the Purchaser or Optionee has executed an employment agreement with the Company, "Cause" for termination of Purchaser's or Optionee's Service shall only exist if Purchaser's or Optionee's Service is terminated for "Cause", as defined is such Purchaser's or Optionee's employment agreement.


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                  c. "CHANGE IN CONTROL" as shall mean:

                             i) The consummation of a merger or consolidation of
the Company with or into another entity or any other corporate reorganization, if person who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately such after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity' or

                             ii) The sale, transfer or other disposition of all
or substantially all of the Company's assets.

                  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the person who held the Company's securities immediately before such transaction.

                  d. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  e. "COMMITTEE" shall mean a committee of the Board of Directors, as described in Section 2(a).

                  f. "COMPANY" shall mean Environmental Solutions Worldwide, Inc., a Florida corporation.

                  h. "EMPLOYEE" shall mean any individual who is a common law employee of the Company, Parent or Subsidiary.

                  i. "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

                  j. "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

                  k. "ISO" shall mean an employee incentive stock option described in Section 422(b) of the Code.

                  l. "NONSTATUTORY OPTION" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

                  m. "OPTION" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

                  n. "OPTIONEE" shall mean an individual who holds an Option.

                  o. "OUTSIDE DIRECTOR" shall mean a member of the Board of Directors who is not an Employee.

                  p. "PARENT" mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

                  q. "PLAN" Shall mean this 2002 Stock Option Plan of Environmental Solutions Worldwide, Inc.

                  r. "PURCHASE PRICE" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.


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                  s. "PURCHASER" shall mean an individual to whom the Board of
Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

                  t. "SERVICE" shall mean service as an Employee, Outside Director or Consultant.

                  u. "SHARE" shall mean on share of Stock, adjusted in accordance with SECTION 8 hereunder (if applicable).

                  v. "STOCK" shall mean the Common Stock of the Company, with a par value of $0.001 per Share.

                  w. "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

                  x. "STOCK PURCHASE AGREEMENT" shall mean the agreement between the Company and a Purchase who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

                  y. "SUBSIDIARY" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.


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                     AMENDMENT TO 2002 STOCK OPTION PLAN OF
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                    AS APPROVED BY SHAREHOLDERS JUNE 23, 2005

IN ACCORDANCE WITH SECTION 11 OF THE 2002 STOCK OPTION PLAN OF ENVIRONMENTAL SOLUTIONS WORLDWIDE INC. (THE "PLAN"), "SECTION 4. STOCK SUBJECT TO PLAN" IS HEREBY AMENDED EFFECTIVE JUNE 23, 2005 UPON APPROVAL OF A MAJORITY OF SHAREHOLDERS OF ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.'S COMMON STOCK AS SET FORTH BELOW:

         4. STOCK SUBJECT TO PLAN.

                  a. BASIC LIMITATION. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall be 5 million Shares, and may thereafter be increased, but only so long as such increase does not result in the aggregate number of Shares exceeding fifteen percent (15%) of the then outstanding capital stock of the Company, subject to adjustment pursuant to SECTION 8 of the Plan. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

                  b. ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event the Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.